UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2011

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2011, the Board of Directors of Cornerstone Therapeutics Inc. (the "Company") appointed James Harper to serve as a director, effective immediately. As of the date of this filing, Mr. Harper has not been appointed to a committee of the Board of Directors, nor has it been determined when any such appointment will be made.

There is no arrangement or understanding between Mr. Harper and any other persons pursuant to which he was to be appointed as a director, and Mr. Harper is not, has not been, and is not currently proposed to be a participant in any related person transactions with the Company or any related person that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Harper will be compensated in accordance with the Company's Amended and Restated Non-Employee Director Compensation and Reimbursement Policy, which (i) is described under the heading Director Compensation for Fiscal 2010 in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2011 and (ii) was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Pursuant to this policy and in connection with his appointment to the Board, on December 1, 2011, Mr. Harper was granted an option to purchase up to 20,000 shares of the Company’s common stock.

A copy of the press release announcing Mr. Harper’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

December 7, 2011	By:	/s/ Andrew K.W. Powell

Name: Andrew K.W. Powell
Title: EVP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 5, 2011.